Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

In connection with the Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Report”) of Opus Genetics, Inc., a Delaware corporation (the “Company”) as filed with the Securities and Exchange Commission, George Magrath, as Chief Executive Officer of the Company, and Robert Gagnon, as Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of his knowledge and belief:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 12, 2025

/s/ George Magrath
George Magrath
Chief Executive Officer
(Principal Executive Officer)

/s/ Robert Gagnon
Robert Gagnon
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)